UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 1, 2008

BGC Partners, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-28191	13-4063515
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

499 Park Avenue, New York, NY 10022

(Address of principal executive offices)

Registrant’s telephone number, including area code (212) 610-2200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	Entry into a Material Definitive Agreement.

The information set forth in Item 8.01 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.

ITEM 3.02.	Unregistered Sales of Equity Securities.

The information set forth in Item 8.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

ITEM 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in Item 8.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.02.

ITEM 8.01.	Other Events.

On December 1, 2008, certain founding partners of BGC Holdings, L.P. (“BGC Holdings”), including Lee M. Amaitis, an executive officer and director of BGC Partners, Inc. (the “Company”), donated an aggregate of 1,629,190 shares of Class A Common Stock of the Company to The Cantor Fitzgerald Relief Fund. The founding partners’ donation, which was previously announced, covers the approximately $6.2 million in final net proceeds raised by employees of the Company on its annual September 11, 2008 Charity Day. Cantor Fitzgerald, L.P. (“Cantor”) separately donated 1,000,000 shares of Class A Common Stock to The Cantor Fitzgerald Relief Fund on December 1, 2008.

The shares of Class A Common Stock donated by the founding partners consisted of the following: (i) 103,512 shares previously owned by Mr. Amaitis; (ii) an aggregate of 519,276 shares (including 412,043 shares from Mr. Amaitis) donated by founding partners, which shares were transferred to them by Cantor pursuant to distribution rights that they received in connection with the separation and merger; and (iii) an aggregate of 1,006,402 shares (including 484,445 shares from Mr. Amaitis) donated by founding partners, which shares were issued to them by the Company upon exchange of Founding Partner Units in BGC Holdings that they received in connection with the separation and merger. The aggregate 519,276 shares of Class A Common Stock transferred to founding partners of BGC Holdings by Cantor pursuant to distribution rights, and the 1,000,000 shares of Class A Common Stock donated by Cantor, were issued to Cantor by the Company upon the conversion by Cantor of 1,519,276 shares of Class B Common Stock on December 1, 2008. In addition, on December 1, 2008, Cantor converted an additional 180,724 shares of Class B Common Stock into 180,724 shares of Class A Common Stock, 50,000 of which shares were donated by Cantor to a charitable organization on December 3, 2008.

In connection with the founding partners’ charitable donations, on December 1, 2008, Cantor agreed to accelerate the distribution of the aggregate 519,276 distribution rights shares solely to permit such founding partners to donate such shares to The Cantor Fitzgerald Relief Fund.

Cantor also agreed, on December 1, 2008, to allow one founding partner to exchange 521,957 additional Founding Partner Units in BGC Holdings for 521,957 shares of Class A Common Stock, and to accelerate the exercisability of 484,445 of Mr. Amaitis’ exchangeable Founding Partner Units in BGC Holdings (which, pursuant to the Letter Agreement dated March 31, 2008 between Cantor and Mr. Amaitis, would have become exercisable on the fifth anniversary of the merger) for 484,445 shares of Class A Common Stock, in each case solely to permit such founding partner to donate such exchange shares to The Cantor Fitzgerald Relief Fund. In addition, on December 1, 2008, the Company, as the general partner of BGC Holdings, agreed to remove the contractual transfer restrictions on the aggregate 1,006,402 exchange shares solely to permit such founding partners to donate such shares to The Cantor Fitzgerald Relief Fund.

The Company’s issuance of an aggregate of 1,006,402 shares of Class A Common Stock to the founding partners upon the exchange of exchangeable Founding Partner Units was in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), for transactions not involving a public offering. The Company’s issuance of an aggregate of 1,700,000 shares of Class A Common Stock to Cantor upon conversion by Cantor of an aggregate of 1,700,000 shares of Class B Common Stock was in reliance on the exemption from registration provided by Section 3(a)(9) of the Securities Act.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

BGC PARTNERS, INC.

Date: December 5, 2008	By:	/s/ Howard W. Lutnick
	Name:	Howard W. Lutnick
	Title:	Chairman and Co-CEO

[Signature to Form 8-K dated December 5, 2008 with respect to Charity Day stock issuances]